Exhibit 99.1

Jamf Announces Second Quarter 2022 Financial Results
•Q2 total revenue year-over-year growth of 34% to $115.6 million
•ARR year-over-year growth of 40% to $466.0 million as of June 30, 2022
•Cash flow provided by operations of $43.5 million for the TTM ended June 30, 2022, or 10% of TTM total revenue; unlevered free cash flow of $48.1 million, or 11% of TTM total revenue
MINNEAPOLIS – August 4, 2022 – Jamf (NASDAQ: JAMF), the standard in Apple Enterprise Management, today announced financial results for its second quarter ended June 30, 2022.

“Our strong performance in the second quarter is another testament to the resiliency and diversity of Jamf’s business model,” said Dean Hager, CEO of Jamf. “Increasing demand for Jamf’s broad line of security solutions combined with a strengthening replacement market for core management solutions show that Jamf’s unique approach to support and extend Apple innovations the same day they are made available is proving to be more valuable than ever to existing and new customers.”

Second Quarter 2022 Financial Highlights
•ARR: ARR increase of 40% year-over-year to $466.0 million as of June 30, 2022.
•Revenue: Total revenue of $115.6 million, an increase of 34% year-over-year.
•Gross Profit: GAAP gross profit of $86.2 million, or 75% of total revenue, compared to $66.9 million in the second quarter of 2021. Non-GAAP gross profit of $93.9 million, or 81% of total revenue, compared to $70.2 million in the second quarter of 2021.
•Operating Loss/Income: GAAP operating loss of $61.8 million, or (53)% of total revenue, compared to $16.1 million in the second quarter of 2021. Non-GAAP operating income of $4.5 million, or 4% of total revenue, compared to $7.7 million in the second quarter of 2021.
•Cash Flow: Cash flow provided by operations of $43.5 million for the TTM ended June 30, 2022, or 10% of TTM total revenue, compared to $81.3 million for the TTM ended June 30, 2021. Unlevered free cash flow of $48.1 million for the TTM ended June 30, 2022, or 11% of TTM total revenue, compared to $81.2 million for the TTM ended June 30, 2021.

A reconciliation between historical GAAP and non-GAAP information is contained in the tables below and the section titled “Non-GAAP Financial Measures” below contains descriptions of these reconciliations.

Jamf Appoints Ian Goodkind as CFO and Announces Retirement of Current CFO Jill Putman
Jamf today also announced the appointment of Ian Goodkind as Chief Financial Officer to succeed current CFO Jill Putman, effective September 1, 2022.

Mr. Goodkind, who currently serves as Jamf’s CAO, has been with the company since 2019, leading the financial accounting, internal audit, tax and treasury functions. Mr. Goodkind has been instrumental in scaling the company for growth and building out Jamf’s public company infrastructure, along with playing a pivotal role in recent Jamf acquisitions.

Ms. Putman is retiring from her role as CFO and is expected to continue with the company in a non-executive capacity through March 2023, to ensure a successful transition.

Recent Business Highlights
•Ended the second quarter serving more than 67,000 customers with more than 28.4 million devices on our platform.
•Released Jamf Trust application to power workflows associated with Jamf’s security platform of products across iOS, iPadOS, macOS, Android and Windows devices.
•Launched Jamf Safe Internet, a comprehensive content filtering solution optimized for education that is integrated with Jamf’s management and security platform, to deliver a safe online experience to students while offering effortless management for admins.
•Recognized as a leader in the IDC MarketScape: Worldwide Unified Endpoint Management Software for Apple Devices 2022 Vendor Assessment.
•Achieved both ISO 27001 and ISO 27701 certifications, signifying implementation of industry best practices for handling and securing customer personal data.
•Hosted four Jamf Nation Live events across Western Europe, bringing together Jamf customers and prospects to discover new and better ways to manage and secure Apple devices to empower people, transform business processes and make IT life easier.
Financial Outlook
For the third quarter of 2022, Jamf currently expects:
•Total revenue of $121.5 to $122.5 million
•Non-GAAP operating income of $4 to $5 million
For the full year 2022, Jamf currently expects:
•Total revenue of $475 to $477 million
•Non-GAAP operating income of $21 to $23 million
To assist with modeling, for the third quarter of 2022 and full year 2022, amortization is expected to be approximately $12.3 million and $47.9 million, respectively. In addition, for the third quarter of 2022 and full year 2022, stock-based compensation and related payroll taxes is expected to be approximately $23.2 million and $116.9 million, respectively.
Jamf is unable to provide a quantitative reconciliation of forward-looking guidance of non-GAAP operating income to GAAP operating income (loss) because certain items are out of Jamf’s control or cannot be reasonably predicted. Historically, these items have included, but are not limited to, acquisition-related expenses and acquisition-related earn-out, offering costs, amortization and stock-based compensation and related payroll taxes. Accordingly, a reconciliation for forward-looking non-GAAP operating income is not available without unreasonable effort. These items are uncertain, depend on various factors, and could result in projected GAAP operating income (loss) being materially less than is indicated by currently estimated non-GAAP operating income.

These statements are forward-looking and actual results may differ materially. Refer to the Forward-Looking Statements safe harbor below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.
Webcast and Conference Call Information
Jamf will host a conference call and live webcast for analysts and investors at 3:30 p.m. Central Time (4:30 p.m. Eastern Time) on August 4, 2022.

The conference call will be webcast live on Jamf’s Investor Relations website at https://ir.jamf.com, along with the earnings press release, financial tables, earnings presentation and investor presentation. Those parties interested in participating via telephone may register on Jamf’s Investor Relations website.

A replay of the call will be available on the Investor Relations website beginning on August 4, 2022, at approximately 7:00 p.m. ET.

Please note that Jamf uses its https://ir.jamf.com website as a means of disclosing material non-public information, announcing upcoming investor conferences and for complying with its disclosure obligations under Regulation FD. Accordingly, you should monitor our investor relations website in addition to following our press releases, SEC filings and public conference calls and webcasts.

Non-GAAP Financial Measures
In addition to our results determined in accordance with generally accepted accounting principles in the United States (“GAAP”), we believe the non-GAAP measures of non-GAAP operating expenses, non-GAAP gross profit, non-GAAP gross profit margin, non-GAAP operating income (loss), non-GAAP operating income (loss) margin, non-GAAP income before income taxes, non-GAAP provision for income taxes as it relates to the calculation of non-GAAP net income, non-GAAP net income, free cash flow, free cash flow margin, unlevered free cash flow, and unlevered free cash flow margin are useful in evaluating our operating performance. Certain of these non-GAAP measures exclude stock-based compensation, amortization expense, acquisition-related expenses, acquisition-related earnout, offering costs, foreign currency transaction loss, payroll taxes related to stock-based compensation, legal reserve, loss on extinguishment of debt, and amortization of debt issuance costs. We believe that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance and assists in comparisons with other companies, some of which use similar non-GAAP information to supplement their GAAP results. The non-GAAP financial information is presented for supplemental informational purposes only, and should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly-titled non-GAAP measures used by other companies. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses that are required by GAAP to be recorded in our financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by our management about which expenses are excluded or included in determining these non-GAAP financial measures. Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP financial measures used in this press release are included with the financial tables at the end of this release. Jamf strongly encourages investors to review its consolidated financial statements included in publicly filed reports in their entirety and not rely solely on any single financial measurement or communication.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our financial outlook and market positioning. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business and include statements regarding our future financial and operating performance (including our financial outlook for future reporting periods). You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “can have,” “likely,” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expected, including, among others: the impact on our operations from macroeconomic and market conditions, including heightened inflation, slower growth or recession, changes to fiscal and monetary policy, higher interest rates, currency fluctuations, challenges in the supply chain and the effects of the ongoing COVID-19 pandemic; the potential impact of customer dissatisfaction with Apple or other negative events affecting Apple services and devices, and failure of enterprises to adopt Apple products; the potentially adverse impact of changes in features and functionality by Apple on our engineering focus or product development efforts; changes in our continued relationship with Apple; the fact that we are not party to any exclusive agreements or arrangements with Apple; our reliance, in part, on channel partners for the sale and distribution of our products; our ability to successfully develop new products or materially enhance current products through our research and development efforts; our ability to continue to attract new customers; our ability to retain our current customers; our ability to sell additional functionality to our current customers; our ability to correctly estimate market opportunity and forecast market growth; risks associated with failing to continue our recent growth rates; our dependence on one of our products for a substantial portion of our revenue; our ability to scale our business and manage our expenses; our ability to change our pricing models, if necessary to compete successfully; the impact of delays or outages of our cloud services from any disruptions, capacity limitations or interferences of third-party data centers that host our cloud services, including Amazon Web Services; our ability to meet service-level commitments under our subscription agreements; our ability to maintain, enhance and protect our brand; our ability to maintain our corporate culture; the ability of Jamf Nation to thrive and grow as we expand our business; the potential impact of inaccurate, incomplete or misleading content that is posted on Jamf Nation; our ability to offer high-quality support; risks and uncertainties associated with acquisitions and divestitures (such as our acquisition of Wandera); our ability to predict and respond to rapidly evolving technological trends and our customers' changing needs; our ability to compete with existing and new companies; the impact of adverse general and industry-specific economic and market conditions; the impact of reductions in IT spending; our ability to attract and retain highly qualified personnel; risks associated with competitive challenges faced by our customers; the impact of our often long and unpredictable sales cycle; the risks associated with sales to new and existing enterprise customers; our ability to develop and expand our marketing and sales capabilities; the risks associated with free trials and other inbound, lead-generation sales strategies; the risks associated with indemnity provisions in our contracts; our management team’s limited experience managing a public company; risks associated with cyber-security events; the impact of real or perceived errors, failures or bugs in our products; the impact of general disruptions to data transmission; risks associated with stringent and changing privacy laws, regulations and standards, and information security policies and contractual obligations related to data privacy and security; the risks associated with intellectual property infringement claims; our reliance on third-party software and intellectual property licenses; our ability to protect our intellectual property and proprietary rights; the risks associated with our use of open source software in our products; risks associated with our indebtedness; and risks associated with global events (such as Russia’s invasion of Ukraine and related sanctions).

Additional information concerning these and other factors can be found in our filings with the Securities and Exchange Commission. Given these factors, as well as other variables that may affect our operating results, you should not rely on forward-looking statements, assume that past financial performance will be a reliable indicator of future performance, or use historical trends to anticipate results or trends in future periods. The forward-looking statements included in this press release relate only to events as of the date hereof. We undertake no obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

About Jamf
Jamf, the standard in Apple Enterprise Management, extends the legendary Apple experience people love to businesses, schools and government organizations through its software and the world’s largest online community of IT admins focused exclusively on Apple, Jamf Nation. To learn more, visit: www.jamf.com.
Investor Contact
Jennifer Gaumond
ir@jamf.com
Media Contact
Rachel Nauen
media@jamf.com

Jamf Holding Corp.
Consolidated Balance Sheets
(in thousands)
(unaudited)

	June 30, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$182,349	$177,150
Trade accounts receivable, net of allowances of $479 and $391	96,450	79,143
Income taxes receivable	450	608
Deferred contract costs	15,460	12,904
Prepaid expenses	17,513	17,581
Other current assets	4,953	4,212
Total current assets	317,175	291,598
Equipment and leasehold improvements, net	17,334	18,045
Goodwill	823,671	845,734
Other intangible assets, net	233,557	264,593
Deferred contract costs, non-current	34,823	29,842
Other assets	39,530	30,608
Total assets	$1,466,090	$1,480,420

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$9,506	$9,306
Accrued liabilities	50,761	54,022
Income taxes payable	203	167
Deferred revenues	249,374	223,031
Total current liabilities	309,844	286,526
Deferred revenues, non-current	67,578	59,097
Deferred tax liability, net	7,596	8,700
Convertible senior notes, net	363,265	362,031
Other liabilities	23,861	25,640
Total liabilities	772,144	741,994
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Common stock	120	119
Additional paid-in capital	987,576	913,581
Accumulated other comprehensive loss	(37,574)	(7,866)
Accumulated deficit	(256,176)	(167,408)
Total stockholders’ equity	693,946	738,426
Total liabilities and stockholders’ equity	$1,466,090	$1,480,420

Jamf Holding Corp.
Consolidated Statements of Operations
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenue:
Subscription	$109,407	$80,718	$211,608	$155,200
Services	5,027	3,929	8,971	7,932
License	1,204	1,591	3,317	3,833
Total revenue	115,638	86,238	223,896	166,965
Cost of revenue:
Cost of subscription(1)(2)(3)(4) (exclusive of amortization expense shown below)	20,634	13,875	40,536	25,889
Cost of services(1)(2)(3) (exclusive of amortization expense shown below)	3,493	2,607	6,600	5,072
Amortization expense	5,265	2,860	10,483	5,637
Total cost of revenue	29,392	19,342	57,619	36,598
Gross profit	86,246	66,896	166,277	130,367
Operating expenses:
Sales and marketing(1)(2)(3)(4)	58,750	32,617	105,075	62,784
Research and development(1)(2)(3)(4)	33,983	17,203	58,785	32,829
General and administrative(1)(2)(3)(4)	48,321	27,508	73,933	43,752
Amortization expense	7,034	5,623	14,063	11,250
Total operating expenses	148,088	82,951	251,856	150,615
Loss from operations	(61,842)	(16,055)	(85,579)	(20,248)
Interest expense, net	(641)	(167)	(1,500)	(222)
Foreign currency transaction loss	(676)	(308)	(1,457)	(526)
Loss before income tax benefit (provision)	(63,159)	(16,530)	(88,536)	(20,996)
Income tax benefit (provision)	20	63	(232)	(60)
Net loss	$(63,139)	$(16,467)	$(88,768)	$(21,056)
Net loss per share, basic and diluted	$(0.53)	$(0.14)	$(0.74)	$(0.18)
Weighted‑average shares used to compute net loss per share, basic and diluted	119,941,482	117,909,720	119,768,871	117,649,467
(1) Includes stock-based compensation as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
	(in thousands)
Cost of revenue:
Subscription	$2,061	$344	$4,016	$668
Services	313	75	617	152
Sales and marketing	13,811	1,088	19,670	1,930
Research and development	10,631	1,153	14,490	1,931
General and administrative	26,208	1,446	30,241	2,257
	$53,024	$4,106	$69,034	$6,938

(2) Includes payroll taxes related to stock-based compensation as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
	(in thousands)
Cost of revenue:
Subscription	$24	$—	$24	$—
Services	1	—	1	—
Sales and marketing	65	59	77	146
Research and development	77	24	104	117
General and administrative	86	138	183	353
	$253	$221	$389	$616
(3) Includes depreciation expense as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
	(in thousands)
Cost of revenue:
Subscription	$286	$249	$606	$512
Services	41	38	86	81
Sales and marketing	633	524	1,317	1,098
Research and development	397	277	756	582
General and administrative	235	183	473	378
	$1,592	$1,271	$3,238	$2,651
(4) Includes acquisition-related expense as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
	(in thousands)
Cost of revenue:
Subscription	$23	$—	$61	$—
Sales and marketing	—	—	7	—
Research and development	283	41	546	41
General and administrative	242	2,174	1,035	2,284
	$548	$2,215	$1,649	$2,325
General and administrative also includes acquisition-related earnout of $0.1 million and $3.9 million for the three months ended June 30, 2022 and 2021, respectively, and $0.2 million and $4.2 million for the six months ended June 30, 2022 and 2021, respectively. The acquisition-related earnout was an expense for both the three and six months ended June 30, 2022 and 2021 reflecting the increase in fair value of the Digita acquisition contingent liability due to growth in sales of our Jamf Protect product. General and administrative also includes legal reserve of $4.2 million for the three and six months ended June 30, 2021.

Jamf Holding Corp.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Six Months Ended June 30,
	2022	2021
Cash flows from operating activities
Net loss	$(88,768)	$(21,056)
Adjustments to reconcile net loss to cash provided by operating activities:
Depreciation and amortization expense	27,784	19,538
Amortization of deferred contract costs	7,859	5,861
Amortization of debt issuance costs	1,358	249
Non-cash lease expense	2,943	2,398
Provision for credit losses and returns	274	(41)
Share‑based compensation	69,034	6,938
Deferred tax benefit	(1,199)	(669)
Adjustment to contingent consideration	188	4,237
Other	1,438	454
Changes in operating assets and liabilities:
Trade accounts receivable	(17,870)	2,249
Income tax receivable/payable	165	(238)
Prepaid expenses and other assets	(3,851)	(2,986)
Deferred contract costs	(15,438)	(11,848)
Accounts payable	292	2,284
Accrued liabilities	(3,100)	(1,889)
Deferred revenue	35,233	32,627
Other liabilities	—	(86)
Net cash provided by operating activities	16,342	38,022
Cash flows from investing activities
Acquisitions, net of cash acquired	(4,023)	(3,041)
Purchases of equipment and leasehold improvements	(2,876)	(5,211)
Other	(79)	22
Net cash used in investing activities	(6,978)	(8,230)
Cash flows from financing activities
Debt issuance costs	(50)	(530)
Cash paid for offering costs	(80)	(243)
Cash paid for contingent consideration	(4,588)	(4,206)
Payment of acquisition-related holdback	(200)	—
Proceeds from the exercise of stock options	1,543	7,063
Net cash (used in) provided by financing activities	(3,375)	2,084
Effect of exchange rate changes on cash and cash equivalents	(790)	(259)
Net increase in cash and cash equivalents	5,199	31,617
Cash and cash equivalents, beginning of period	177,150	194,868
Cash and cash equivalents, end of period	$182,349	$226,485

Jamf Holding Corp.
Supplemental Financial Information
Disaggregated Revenues
(in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
SaaS subscription and support and maintenance	$104,291	$72,121	$200,641	$138,897
On‑premise subscription	5,116	8,597	10,967	16,303
Subscription revenue	109,407	80,718	211,608	155,200
Professional services	5,027	3,929	8,971	7,932
Perpetual licenses	1,204	1,591	3,317	3,833
Non‑subscription revenue	6,231	5,520	12,288	11,765
Total revenue	$115,638	$86,238	$223,896	$166,965

Jamf Holding Corp.
Key Business Metrics
(in millions, except number of customers and percentages)
(unaudited)

	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021

ARR	$466.0	$436.5	$412.5	$384.8	$333.0	$308.0

ARR from management solutions as a percent of total ARR	82%	83%	84%	84%	91%	93%

ARR from security solutions as a percent of total ARR	18%	17%	16%	16%	9%	7%

ARR from commercial customers as a percent of total ARR	71%	70%	69%	68%	64%	63%

ARR from education customers as a percent of total ARR	29%	30%	31%	32%	36%	37%

Dollar-based net retention rate (1)	117%	120%	120%	119%	119%	117%

Devices (2)	28.4	26.8	26.1	25.0	23.2	21.8

Customers	67,000	62,000	60,000	57,000	53,000	50,000
(1) The dollar-based net retention rate for the TTM ended June 30, 2022 includes Wandera. The dollar-based net retention rates for periods prior to June 30, 2022 were based on our Jamf legacy business and did not include Wandera since it had not been a part of our business for the full trailing twelve months.
(2) Previously reported devices for March 31, 2022 and Dec. 31, 2021 have been updated to reflect an immaterial adjustment.

Jamf Holding Corp.
Supplemental Financial Information
Reconciliation of GAAP to non-GAAP Financial Data
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Operating expenses	$148,088	$82,951	$251,856	$150,615
Amortization expense	(7,034)	(5,623)	(14,063)	(11,250)
Stock-based compensation	(50,650)	(3,687)	(64,401)	(6,118)
Acquisition-related expense	(525)	(2,215)	(1,588)	(2,325)
Acquisition-related earnout	(100)	(3,937)	(188)	(4,237)
Offering costs	(124)	(594)	(124)	(594)
Payroll taxes related to stock-based compensation	(228)	(221)	(364)	(616)
Legal reserve	—	(4,200)	—	(4,200)
Non-GAAP operating expenses	$89,427	$62,474	$171,128	$121,275

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Gross profit	$86,246	$66,896	$166,277	$130,367
Amortization expense	5,265	2,860	10,483	5,637
Stock-based compensation	2,374	419	4,633	820
Acquisition-related expense	23	—	61	—
Payroll taxes related to stock-based compensation	25	—	25	—
Non-GAAP gross profit	$93,933	$70,175	$181,479	$136,824
Gross profit margin	75%	78%	74%	78%
Non-GAAP gross profit margin	81%	81%	81%	82%

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Operating loss	$(61,842)	$(16,055)	$(85,579)	$(20,248)
Amortization expense	12,299	8,483	24,546	16,887
Stock-based compensation	53,024	4,106	69,034	6,938
Acquisition-related expense	548	2,215	1,649	2,325
Acquisition-related earnout	100	3,937	188	4,237
Offering costs	124	594	124	594
Payroll taxes related to stock-based compensation	253	221	389	616
Legal reserve	—	4,200	—	4,200
Non-GAAP operating income	$4,506	$7,701	$10,351	$15,549
Operating loss margin	(53)%	(19)%	(38)%	(12)%
Non-GAAP operating income margin	4%	9%	5%	9%

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net loss	$(63,139)	$(16,467)	$(88,768)	$(21,056)
Exclude: Income tax benefit (provision)	20	63	(232)	(60)
Loss before income tax benefit (provision)	(63,159)	(16,530)	(88,536)	(20,996)
Amortization expense	12,299	8,483	24,546	16,887
Stock-based compensation	53,024	4,106	69,034	6,938
Foreign currency transaction loss	676	308	1,457	526
Amortization of debt issuance costs	679	—	1,358	—
Acquisition-related expense	548	2,215	1,649	2,325
Acquisition-related earnout	100	3,937	188	4,237
Offering costs	124	594	124	594
Payroll taxes related to stock-based compensation	253	221	389	616
Legal reserve	—	4,200	—	4,200
Non-GAAP income before income taxes	4,544	7,534	10,209	15,327
Non-GAAP provision for income taxes (1)	(1,090)	(1,808)	(2,450)	(3,678)
Non-GAAP net income	$3,454	$5,726	$7,759	$11,649
Net loss per share:
Basic	$(0.53)	$(0.14)	$(0.74)	$(0.18)
Diluted	$(0.53)	$(0.14)	$(0.74)	$(0.18)
Weighted‑average shares used in computing net loss per share:
Basic	119,941,482	117,909,720	119,768,871	117,649,467
Diluted	119,941,482	117,909,720	119,768,871	117,649,467
Non-GAAP net income per share:
Basic	$0.03	$0.05	$0.06	$0.10
Diluted	$0.03	$0.05	$0.06	$0.10
Weighted-average shares used in computing non-GAAP net income per share:
Basic	119,941,482	117,909,720	119,768,871	117,649,467
Diluted	129,189,399	120,521,776	129,436,956	120,499,563
(1) Beginning in the first quarter of 2022, Jamf changed its method of calculating its non-GAAP provision for income taxes in accordance with the SEC’s Non-GAAP Financial Measures Compliance and Disclosure Interpretation on a retroactive basis. Under the new method, Jamf’s blended U.S. statutory rate of 24% is used as an estimate for the current and deferred income tax expense associated with our non-GAAP income before income taxes. Historically, Jamf had approximated the effective tax rate by taking into account the sizeable U.S. net operating loss carryforwards and tax credit carryforwards that have not been recorded where Jamf does not expect to record or pay tax for the foreseeable future.

	Six Months Ended June 30,			Years Ended December 31,
	2022	2021	2020	2021	2020
Net cash provided by operating activities	$16,342	$38,022	$9,515	$65,165	$52,801
Less:
Purchases of equipment and leasehold improvements	(2,876)	(5,211)	(1,366)	(9,755)	(4,368)
Free cash flow	13,466	32,811	8,149	55,410	48,433
Add:
Cash paid for interest	371	6	9,262	967	12,649
Cash paid for acquisition-related expense	1,720	1,094	1,600	5,039	5,200
Cash paid for legal settlement	—	—	—	5,000	—
Unlevered free cash flow	$15,557	$33,911	$19,011	$66,416	$66,282
Total revenue	$223,896	$166,965	$122,317	$366,388	$269,132
Net cash provided by operating activities as a percentage of total revenue	7%	23%	8%	18%	20%
Free cash flow margin	6%	20%	7%	15%	18%
Unlevered free cash flow margin	7%	20%	16%	18%	25%

	Trailing Twelve Months Ended June 30,
	2022	2021
Net cash provided by operating activities	$43,485	$81,308
Less:
Purchases of equipment and leasehold improvements	(7,420)	(8,213)
Free cash flow	36,065	73,095
Add:
Cash paid for interest	1,332	3,393
Cash paid for acquisition-related expense	5,665	4,694
Cash paid for legal settlement	5,000	—
Unlevered free cash flow	$48,062	$81,182
Total revenue	$423,319	$313,780
Net cash provided by operating activities as a percentage of total revenue	10%	26%
Free cash flow margin	9%	23%
Unlevered free cash flow margin	11%	26%